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                                                                  EXHIBIT (e)(2)

CALAMOS(R) FINANCIAL SERVICES, INC.
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               1111 EAST WARRENVILLE ROAD NAPERVILLE ILLINOIS 60563 800-323-9943













                                                    SELLING GROUP AGREEMENT
                                                        CALAMOS INVESTMENT TRUST

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SELLING GROUP AGREEMENT - CALAMOS(R) INVESTMENT TRUST



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Name of Firm

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Address of Principal Office

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City             State      Zip Code



Ladies and Gentlemen:

We are the principal underwriter, as defined in the Investment Company Act of 1940, of the shares ("Shares") of Calamos Investment Trust (the "Trust"), a Massachusetts business trust. We understand that you are a member of the National Association of Securities Dealers, Inc. (the "NASD") and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the Shares of the Trust on the following terms:

          1. Each of us certifies that we and you are a member, in good standing, of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD. You and ourselves agree to abide by the Constitution and By-Laws, of the NASD and all the rules and regulations of the NASD concerning distribution of the securities of open-end investment companies, including without limitation, NASD Conduct Rule 2830, all of which are incorporated herein as if set forth in full, and all other rules and regulations that are now or may become applicable to transactions hereunder.

          2. Orders for Shares received from you and accepted by us will be at the public offering price applicable to each order in accordance with the then current effective Prospectus relating to the Shares. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All orders are subject to acceptance by us and we reserve the right in our sole discretion to reject any order in whole or in part.

          3. You shall be entitled to receive from the public offering price of Class A Shares sold by you the portion of sales commission on such shares that is to be retained by selling dealers as set forth in the then current effective Prospectus relating to the Shares, except during any period designated by us as a period during which shares may be purchased without a sales commission. In addition, the Trust will remit to us in accordance with the Distribution Plan (the "Plan") adopted by the Trust under the Investment Company Act of 1940, a distribution and service fee at the annual rate of 0.25% of the average daily net assets of Class A Shares of the Trust and, in the case of each of Class B Shares and Class C shares, a Service Fee at the annual rate of .25% of the average daily net assets of the shares and a Distribution Fee at the annual rate of 0.75% of the average daily net assets of the shares. In turn, we will pay you, in accordance with the provisions of the Plan, an amount based on the average daily net asset value of Shares of each class owned by shareholders for whom you perform account servicing (as defined in the Plan) or for whom you are the dealer or holder of record at the annual rate of 0.25% in the case of each of Class A Shares and Class B Shares and 1.00% in the case of Class C Shares; provided, however, that you are not entitled to receive any reimbursement in the event that we cease to receive payments from the Trust on account of shares of a series of the Trust under the Plan and our reimbursement to you will be reduced to the extent the payment to us from the Trust is reduced. Our liability is solely limited to the proceeds of the concession receivable from the Trust. Payments to you

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          in the case of each of Class A Shares and Class B Shares shall be made quarterly after the end of the calendar quarter for which reimbursement is being made. Payments to you in the case of Class C Shares shall be made as follows: (i) for the first year after an investment, in a single payment of 1% of the amount of the investment, advanced by us from our own resources; and (ii) for the second and subsequent years after an investment, quarterly after the end of the calendar quarter for which reimbursement is being made. There shall be no commissions payable on the purchase of Shares through the direct reinvestment of any distributions made by the Trust, which shall be at the current net asset value.

          4. All purchases of Class A Shares made under any cumulative purchase privilege or letter of intent as set forth in the then current effective Prospectus relating to the Shares shall be considered a collective individual transaction for the purpose of determining the commission to which you are entitled as set forth in paragraph 3 hereof.

          5. As a member of the Selling Group, you agree to purchase Shares only through us or from your customers. Purchases through us shall be made only for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of Shares from the Trust except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by the Trust at the time of such purchase.

          6. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

          7. You agree to sell Shares only (a) to your customers at the public offering price then in effect or (b) to us as agent for the Trust or to the Trust itself at the redemption price, as described in the Trust's then current effective Prospectus relating to the Shares.

          8. Settlement shall be made promptly, but in no case later than three
          (3) business days after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or, at our option, to resell the Shares to the Trust at the then prevailing offering price in which latter case you agree to be responsible for any loss resulting to the Trust or to us from your failure to make payment as aforesaid.

          9. If any Shares sold to you under the terms of this Agreement are repurchased by the Trust or by us as agent, or are tendered to the Trust for redemption within seven (7) business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the commission allowed to you on the original sale and we agree to pay such amount to the Trust when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

          10. All sales will be subject to receipt of Shares by us from the Trust. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of Shares entirely, or to modify or cancel this Agreement, which shall be construed in accordance with the laws of the State of Illinois. All sales shall be subject to the terms and provisions set forth in the Trust's then current effective Prospectus relating to the Shares.

          11. No person is authorized to make any representations concerning the Trust or its Shares except those contained in the then current effective Prospectus or Statement of Additional Information relating to the Shares and any such information as may be released by the Trust as information expressly supplemental to such Prospectus or Statement of Additional Information relating to the Shares. In purchasing Shares through us you shall rely solely on the representations contained in the then current effective Prospectus or Statement of Additional Information relating to the Shares and supplemental information mentioned above.

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          12. Additional copies of any such Prospectus(es) or Statement of
          Additional Information and any printed information issued as supplemental to such Prospectus(es) or Statement of Additional Information will be supplied by us to members of the Selling Group in reasonable quantities upon request.

          13. In no transaction shall you have any authority whatever to act as agent of the Trust or of us or of any other member of the Selling Group, and nothing in this agreement shall constitute either of us the agent of the other or shall constitute you or the Trust the agent of the other. In all transactions in the Shares between you and us, we are acting as agent for the Trust and not as principal.

          14. We acknowledge that the names and addresses and other information concerning your customers are not our property, and we will not, nor will our affiliates, use such names, addresses or other information for any purpose except in connection with the performance of our duties and responsibilities hereunder and except for providing servicing and informational mailings to the Trust. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit us or any of our affiliates from utilizing the names of your customers for any purpose if such names and addresses are obtained in any manner other than from you pursuant to this agreement. For purposes of this Section the Trust shall not be deemed to be an "affiliate" of ours.

          15. All communications to us shall be sent to us at 1111 East Warrenville Road, Naperville, Illinois 60563-1448. Any notice to you shall be duly given if mailed or electronically sent to you at your address as registered from time to time with the NASD.

          16. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation on of law.

          17. We reserve the right, from time to time and for limited periods, to increase the sales commission you are entitled to receive under paragraph 3, but in no event will such sales commission be in excess of the maximum sales commission as set forth in the then current effective prospectus relating to the Shares.

          18. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of l934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the NASD and you agree that you will maintain such registrations, qualifications, and membership in good standing in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, the rules and regulations promulgated thereunder and the Constitution, By-Laws and Rules of Fair Practice of the NASD and that you will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold by you. You agree to indemnify us and the Trust and to hold us and the Trust harmless from any damage or expense on account of any wrongful act or omission, not in compliance with this Agreement by you or any of your employees, representatives or agents.

          If you are offering and selling Shares in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the NASD, as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the NASD and to obey all applicable laws and regulations. Your expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or a violation by you of applicable state and federal laws and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by you from us.

          19. This Agreement shall become effective upon receipt by us of a signed copy hereof, and shall supersede any and all prior Selling Group agreements relating to the Shares. All amendments to this

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          Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth in the notice of amendment sent to you by the undersigned.

          20. The parties to this agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it, or (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations hereunder.

          21. You acknowledge that we may enter into similar agreements with others without your consent.

          22. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby.






                                             Dated:
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                                             CALAMOS(R) FINANCIAL SERVICES, INC.


                                             By:
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The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of Prospectuses of the Trust for use in connection with this offering.


                                   Dated:
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                                   Firm Name:
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                                   Address:
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                                   By:
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                                            Authorized Signature

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                                   Print Name of Authorized Signatory and Title


The above Agreement should be executed in duplicate and both copies returned to CALAMOS(R) FINANCIAL SERVICES, INC. We will execute and return an original for your files.


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               FUND GROUP NAME:
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               FUND/SERV-NETWORKING PROFILE SHEET

NAME:                                             MRO #
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ADDRESS:                                          ALPHA CODE
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                                                  MATRIX LEVEL(S)
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                                                  SETTLEMENT:   T+1  OR  T+3

DAILY CONTACTS:

Fund/SERV Contact:                                Phone:
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             Title:                                 Fax:
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Networking Contact:                               Phone:
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             Title:                                 Fax:
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Loss Letter Contact:                              Phone:
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                                                    Fax:
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POSITION INFORMATION:

Networking Position Files:
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(please attach calendar, if necessary)

               COMMISSION/SERV ELIGIBLE?            Yes         No
               12B1 PAYMENTS THROUGH NSCC?          Yes         No

                  ** PLEASE ATTACH A CURRENT BRANCH LISTING **

WIRING INSTRUCTIONS:
(FOR MANUAL SETTLEMENT)            BANK
                                        ----------------------------------------

                                   ABA
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                                   ACCOUNT
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                                   FOR CREDIT TO
                                                 -------------------------------

                                   SPECIAL INSTRUCTIONS
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                          FIRSTAR'S INTERNAL CHECKLIST


                         Fax Contact List
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                         Personal Contact Made
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                         PAR Dealer Number
                                               --------
                         Position Spreadsheet
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